EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY REPORTS ITS HOLIDAY PERIOD SALES RESULTS;
COMPANY EXPECTS TO REPORT RECORD SALES AND NET EARNINGS IN FULL YEAR

New York, N.Y., January 18, 2019 - Tiffany & Co. (NYSE: TIF) today reported its sales results for the two months (“holiday period”) ended December 31, 2018. Worldwide net sales declined 1% to $1.04 billion and comparable sales declined 2%. However, on a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see “Non-GAAP Measures”), both net sales and comparable sales were equal to the prior year. Management updated its outlook for the year ending January 31, 2019 (“fiscal 2018”) and provided preliminary guidance for fiscal 2019.

Alessandro Bogliolo, Chief Executive Officer, said, “With continued strong sales growth in mainland China (by a double-digit percentage), solid results in Japan and healthy growth in global ecommerce sales, overall holiday sales results came in short of our expectations which had called for modest year-over-year growth. We attribute the difference partly to lower sales to foreign (primarily Chinese) tourists globally, and to softening demand attributed to local customers in the Americas and Europe, which we believe may have been influenced more than expected by external events, uncertainties and market volatilities.”

Mr. Bogliolo added, “As I reflect on 2018, we accomplished what we set out to achieve.  By increasing the levels of strategic investment spending in certain areas, we recovered lost ground from several years of soft sales trends and we expect to report record levels of net sales and net earnings in fiscal 2018 (see “Fiscal 2018 Outlook” below). Now the focus is to grow to new heights. To this purpose, we will continue to pursue the six key strategic priorities we introduced earlier in 2018 (Amplifying an evolved brand message; Renewing our product offerings and enhancing in-store presentations; Delivering an exciting omnichannel customer experience; Strengthening our competitive position and leading in key markets; Cultivating a more efficient operating model; and Inspiring an aligned and agile organization to win) which will require our on-going effort and commitment for years to come.

We are excited about making further meaningful progress on this journey in 2019, with plans for new product launches, an evolved marketing message, store expansions and website enhancements. We acknowledge that external pressures, difficult year-over-year sales comparisons and annualized internal spending are expected to have some negative effects on fiscal 2019 results, mostly in the first half of the year, but we believe that Tiffany is on a solid path for improved sales, margins, earnings and cash flow generation over the long-term (see “Fiscal 2019 Preliminary Outlook” below).”

Net sales by region in the holiday period were as follows:

•
In the Americas, total net sales declined 1% to $514 million, with slight declines attributed to spending by both local customers and foreign tourists; comparable sales were equal to the prior year. On a constant-exchange-rate basis, both total sales and comparable sales were equal to the prior year.

•
In Asia-Pacific, total net sales of $226 million were 3% below the prior year, reflecting higher sales attributed to local customers, with strong growth in mainland China, but softness in certain other markets that are more dependent on foreign tourist spending; comparable sales declined 4%. On a constant-exchange-rate basis, total sales were equal to the prior year and comparable sales declined 2%.

•
In Japan, total net sales rose 4% to $150 million and comparable sales rose 4%. Management attributed the sales growth to higher spending by local customers. On a constant-exchange-rate basis, both total sales and comparable sales increased 4%.

•
In Europe, total net sales of $132 million were 4% below the prior year, and comparable sales declined 5%, due to varied results by country and modest declines in spending attributed to both local customers and foreign tourists. On a constant-exchange-rate basis, total sales rose 1% and comparable sales declined 1%.

•	Other net sales of $14 million were 11% below the prior year due to lower comparable sales in five stores in the U.A.E.

•
Tiffany has opened ten Company-operated stores in the year-to-date and closed four. At December 31, 2018, the Company operated 321 stores (124 in the Americas, 90 in Asia-Pacific, 55 in Japan, 47 in Europe, and five in the UAE), versus 316 stores a year ago (125 in the Americas, 87 in Asia-Pacific, 54 in Japan, 46 in Europe, and four in the UAE).

•	Sales results by jewelry category in the holiday period were as follows: Jewelry Collections increased 2%, while Engagement Jewelry and Designer Jewelry sales declined 3% and 8%, respectively.

Fiscal 2018 Outlook:
Based on these holiday period sales results, management now expects that (i) worldwide net sales for fiscal 2018 will increase by 6%-7% over the prior year both as reported and on a constant-exchange-rate basis and (ii) net earnings per diluted share will likely be towards the lower end of its previously-disclosed range of $4.65-$4.80 per diluted share. These expectations are approximations and are based on the Company’s plans and assumptions for the full year, including: (i) mid-single-digit comparable sales growth; (ii) worldwide gross retail square footage increasing 2%, net through 10 store openings, four closings and at least 15 relocations; (iii) operating margin below the prior year as a result of significant SG&A expense growth (affected by higher investment spending in technology, marketing communications, visual merchandising, digital and store presentations, as well as initial expenses related to the renovation of the Company’s New York City flagship store) at a higher rate than sales growth, partly offset by a higher gross margin; (iv) interest and other expenses, net in line with the prior year; (v) an effective income tax rate in the low-20’s; (vi) the U.S. dollar in the fourth quarter of the year stronger on a year-over-year basis; and (vii) EPS benefitting from share repurchases which are expected to exceed $400 million for the full year.

Management also expects: (i) net cash provided by operating activities of approximately $550 million and (ii) free cash flow (see “Non-GAAP Measures”) of approximately $250 million. These expectations are approximations and are based on the Company’s plans and assumptions for the full year, including: (i) net inventory growth approximately in line with sales growth, (ii) capital expenditures of approximately $280 million and (iii) net earnings in line with management’s expectations, as described above.

Fiscal 2019 Preliminary Outlook:
Given external challenges and uncertainties, management’s preliminary view for fiscal 2019 includes: (i) worldwide net sales increasing by a low-single-digit percentage over the prior year as reported and on a constant-exchange-rate basis; (ii) net earnings per diluted share increasing by a mid-single-digit percentage (which assumes a higher effective tax rate); and (iii) an expected decline in net earnings in the first half of the year, reflecting sales pressures (from lower foreign tourist spending and the effect of a stronger U.S. dollar) as well as expenses related to the annualized effect of higher strategic investment spending that began in the second quarter of 2018, among other factors. Management will provide additional information regarding its fiscal 2019 outlook when it reports full year results in March.

Next Scheduled Announcement:
The Company expects to report its fourth quarter and full year financial results on March 22, 2019 through the issuance of a news release and an accompanying conference call. To be automatically notified of future announcements, please register at http://investor.tiffany.com (“E-Mail Alerts”).

About Tiffany & Co.:
In 1837, Charles Lewis Tiffany founded his company in New York City where his store was soon acclaimed as the palace of jewels for its exceptional gemstones. Since then, TIFFANY & CO. has become synonymous with elegance, innovative design, fine craftsmanship and creative excellence. During the 20th century fame thrived worldwide with store network expansion and continuous cultural relevance, as exemplified by Truman Capote’s Breakfast at Tiffany’s and the film starring Audrey Hepburn.

Today, with more than 13,000 employees, TIFFANY & CO. and its subsidiaries design, manufacture and market jewelry, watches and luxury accessories - including more than 5,000 skilled artisans who cut diamonds and craft jewelry in the Company’s workshops, realizing its commitment to superlative quality. The Company operates more than 300 TIFFANY & CO. retail stores worldwide as part of its omnichannel approach. To learn more about TIFFANY & CO. as well as its commitment to sustainability, please visit tiffany.com.

Forward-Looking Statements:
The historical trends and results reported in this document should not be considered an indication of future performance. Further, statements contained in this document that are not statements of historical fact, including those that refer to plans, assumptions and expectations for the current fiscal year and future periods, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the statements under “Fiscal 2018 Outlook” and “Fiscal 2019 Preliminary Outlook,” as well as statements that can be identified by the use of words such as ‘expects,’ ‘projects,’ ‘anticipates,’ ‘assumes,’ ‘forecasts,’ ‘plans,’ ‘believes,’ ‘intends,’ ‘estimates,’ ‘pursues,’ ‘scheduled,’ ‘continues,’ ‘outlook,’ ‘may,’ ‘will,’ ‘can,’ ‘should’ and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company’s plans, assumptions, expectations, beliefs and objectives with respect to store openings and closings; store productivity; the renovation of the Company’s New York City flagship store, including the timing and cost thereof, and the temporary expansion of its retail operations to 6 East 57th Street; product introductions; sales; sales growth; sales trends; store traffic; the Company’s strategy and initiatives and the pace of execution thereon; the amount and timing of investment spending; the Company’s objectives to compete in the global luxury market and to improve financial performance; retail prices; gross margin; operating margin; expenses; interest and other expenses, net; effective income tax rate; the nature, amount or scope of charges resulting from recent revisions to the U.S. tax code; net earnings and net earnings per share; share count; inventories; capital expenditures; cash flow; liquidity; currency translation; macroeconomic and geopolitical conditions; growth opportunities; litigation outcomes and recovery related thereto; amounts recovered under Company insurance policies; contributions to Company pension plans; and certain ongoing or planned real estate, product, marketing, retail, customer experience, manufacturing, supply chain, information systems development, upgrades and replacement, and other operational initiatives and strategic priorities.

These forward-looking statements are based upon the current views and plans of management, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of our control. Actual results could therefore differ materially from the planned, assumed or expected results expressed in, or implied by, these forward-looking statements. While we cannot predict all of the factors that could form the basis of such differences, key factors include, but are not limited to: global macroeconomic and geopolitical developments; changes in interest and foreign currency rates; changes in taxation policies and regulations (including changes effected by the recent revisions to the U.S. tax code) or changes in the guidance related to, or interpretation of, such policies and regulations; shifting tourism trends; regional instability; violence (including terrorist activities); political activities or events (including the potential for rapid and unexpected changes in government, economic and political policies, the imposition of additional duties, tariffs, taxes and other charges or other barriers to trade, including as a result of changes in diplomatic and trade relations or agreements with other countries); weather conditions that may affect local and tourist consumer spending; changes in consumer confidence, preferences and shopping patterns, as well as our ability to accurately predict and timely respond to such changes; shifts in the Company’s product and geographic sales mix; variations in the cost and availability of diamonds, gemstones and precious metals; adverse publicity regarding the Company and its products, the Company’s third-party vendors or the diamond or jewelry industry more generally; any non-compliance by third-party vendors or suppliers with the Company’s sourcing and quality standards, codes of conduct, or contractual requirements as well as applicable laws and regulations; changes in our competitive landscape; disruptions impacting the Company’s business and operations; failure to successfully implement or make changes to the Company’s information systems; gains or losses in the trading value of the Company’s stock, which may impact the amount of stock repurchased through open market transactions, including through Rule 10b5-1 plans and accelerated share repurchase or other structured repurchase transaction, and/or privately negotiated transactions; the Company’s receipt of any required approvals to the aforementioned renovation of its New York City flagship store and expansion of its retail operations to 6 East 57th Street, as well as the timing of such approvals; changes in the cost and timing estimates associated with the aforementioned renovation and expansion; delays caused by third parties involved in the aforementioned renovation and expansion; any casualty, damage or destruction to the Company’s flagship store or 6 East 57th Street; and the Company’s ability to successfully control costs and execute on, and achieve the expected benefits from, the operational initiatives and strategic priorities referenced above. Developments relating to these and other factors may also warrant changes to the Company’s operating and strategic plans, including with respect to store openings, closings and renovations, capital expenditures, information systems development, inventory management, and continuing execution on, or timing of, the aforementioned initiatives and priorities. Such changes could also cause actual results to differ materially from the expected results expressed in, or implied by, the forward-looking statements.

Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent quarterly report on Form 10-Q. Readers of these documents should consider the risks, uncertainties and factors outlined above and in the Form 10-K and Form 10-Q in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.
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TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)
NON-GAAP MEASURES
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Internally, management also monitors and measures its performance using certain sales and earnings measures that include or exclude amounts, or are subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure (“non-GAAP financial measures”). The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with useful supplemental information that will allow them to evaluate the Company's operating results using the same measures that management uses to monitor and measure its performance. The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures presented here may not be comparable to similarly-titled measures used by other companies.

Net Sales
The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Sales on a constant-exchange-rate basis are calculated by taking the current year’s sales in local currencies and translating them into U.S. dollars using the prior year’s foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	Two Months Ended December 31, 2018			Eleven Months Ended December 31, 2018
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	(1)%	(1)%	—%	7%	—%	7%
Americas	(1)	(1)	—	5	—	5
Asia-Pacific	(3)	(3)	—	14	—	14
Japan	4	—	4	8	1	7
Europe	(4)	(5)	1	3	1	2
Other	(11)	—	(11)	(16)	—	(16)

Comparable Store Sales:
Worldwide	(2)%	(2)%	—%	4%	—%	4%
Americas	—	—	—	5	—	5
Asia-Pacific	(4)	(2)	(2)	5	—	5
Japan	4	—	4	7	1	6
Europe	(5)	(4)	(1)	(2)	1	(3)
Other	(34)	—	(34)	(15)	—	(15)

Beginning in the first quarter of 2018, the Company revised its definition of comparable sales to include e-commerce and catalog sales, in addition to sales transacted in Company-operated stores open for more than 12 months. For reference purposes, the following tables reconcile the comparable sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year for the two and eleven months ended December 31, 2017.

	Two Months Ended December 31, 2017 vs. 2016 As Revised			Two Months Ended December 31, 2017 vs. 2016 As Previously Reported
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Comparable Store Sales:
Worldwide	6%	3%	3%	5%	2%	3%
Americas	6	—	6	6	—	6
Asia-Pacific	8	4	4	7	3	4
Japan	—	—	—	—	—	—
Europe	5	9	(4)	2	9	(7)
Other	14	—	14	14	—	14

	Eleven Months Ended December 31, 2017 vs. 2016 As Revised			Eleven Months Ended December 31, 2017 vs. 2016 As Previously Reported
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Comparable Store Sales:
Worldwide	—%	—%	—%	—%	—%	—%
Americas	1	—	1	1	1	—
Asia-Pacific	—	1	(1)	—	1	(1)
Japan	(1)	(3)	2	(1)	(3)	2
Europe	—	2	(2)	(2)	1	(3)
Other	3	—	3	3	—	3

Free Cash Flow
Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company’s operating cash flows.

TIF-E